Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 16, 2009 relating to the consolidated financial statements as at June 30, 2008 and 2009 and for each of the years in the three year period ended June 30, 2009, which appear in Rare Element Resources Ltd.’s Registration Statement on Form 20-F filed on November 17, 2009, as amended on December 22, 2009 and January 14, 2010.

/s/ DeVisser Gray LLP
CHARTERED ACCOUNTANTS
Vancouver, British Columbia
October 18, 2010